Registration No. 333-147560
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRIENDLY AUTO DEALERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	33-1176182
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code	(I.R.S. Employer Identification Number)

4132 South Rainbow Boulevard
Suite 514
Las Vegas, Nevada 89103
(925) 234-1783

(Address and telephone number of principal executive offices)

4132 South Rainbow Boulevard
Suite 514
Las Vegas, Nevada 89103
(925) 234-1783

(Address of principal place of business or intended principal place of business)
EastBiz.Com, Inc.
5348 Vegas Drive
Las Vegas, Nevada 89108
Telephone: (702) 871-8678

(Name, address and telephone number of agent for service)

CLOSING OF OFFERING

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form SB-2 Registration No. 333-147560, filed with the Securities and Exchange Commission as amended on October 21,  2007 (the “Registration Statement”),  (“FAD”), which was subsequently deemed effective December 10, 2007.

On January 17, 2008 the Board of Directors of FAD unanimously voted to close the offering of the one million (1,000,000) common shares registered on Form SB-2 (Registration No. 333-147560).  The closing of this offer is effective as of January 18, 2008.  The Board determined that as of January 18, 2008, there had been one million (1,000,000) shares of common stock sold to 170 individual shareholders at an aggregate price of one hundred thousand ($100,000) dollars. Furthermore, the Board determined that since the offering was 100% subscribed, it was in the best interest of FAD to focus its efforts obtaining quotation of its common stock on the Over-the-Counter Bulletin Board (OTCBB).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on January 7, 2008. Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on January 18, 2008.

FRIENDLY AUTO DEALERS, INC. (Registrant)
By:	/s/ TONY LAM
Name:	TONY LAM
Title:	Chief Financial Officer President Chief Financial Officer Principal Accounting Officer) Director

Date:	January 18, 2008